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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-55143) and Form S-8 (Nos. 2-73293, 2-98614,
33-15764, 33-49667, 33-55141, 33-59815 and 33-59853) of Northrop Grumman
Corporation of our report regarding Electronic Systems (a unit of Westinghouse Electric Corporation) dated January 31, 1996 appearing on page 4 of this Current Report on Form 8-K for Northrop Grumman Corporation.

PRICE WATERHOUSE LLP
Baltimore, Maryland
March 15, 1996